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                                                                   EXHIBIT 23.02



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the CyberCash, Inc. 1995 Stock Option Plan, as Amended, of our report dated February 27, 1998, with respect to the consolidated financial statements of ICVerify, Inc. included in CyberCash, Inc.'s Current Report on Form 8-K\A dated May 27, 1998, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Palo Alto, California
February 3, 1999